UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2006

WCA WASTE CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-50808	20-0829917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE RIVERWAY, SUITE 1400 HOUSTON, TEXAS	77056
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 292-2400

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

At the annual meeting of stockholders (the "Annual Meeting") held on September 15, 2006, the stockholders of WCA Waste Corporation ("WCA") approved the election of directors. Immediately after the Annual Meeting on September 15, 2006, Ares Corporate Opportunities Fund II, L.P. ("Ares") elected Mr. Antony P. Ressler and Mr. Jeffrey S. Serota to serve as members of the Board. Ares, as the sole owner of WCA's Series A Convertible Pay-In-Kind Preferred Stock, par value $0.01 per share ("Preferred Stock"), is entitled to elect members to the Board voting as separate class.

On September 15, 2006, WCA provided notice to the Nasdaq Global Market ("Nasdaq") that after the election of Messrs. Ressler and Serota by Ares WCA no longer satisfied the independent director requirements for continued listing on Nasdaq under Marketplace Rule 4350(c)(1), which requires WCA to maintain a majority of independent directors on its Board. In the notice, WCA outlined its plan pursuant to Nasdaq Marketplace Rule 4350(c)(1) to be in compliance with Rule 4350(c)(1) within what it believed to be the applicable grace period therein prescribed (namely, the earlier of its next annual shareholders meeting or one year from the occurrence of the appointment).

By a Staff Deficiency Letter dated November 2, 2006, Nasdaq notified WCA that the grace period does not apply, and that WCA was required to submit a plan and timetable for electing two independent directors, so that WCA would have a majority of independent directors before the period that WCA had previously announced. The Staff Deficiency Letter required that the plan be submitted for review before November 17, 2006. WCA submitted such a plan on November 7, 2006. WCA’s independent directors will be considering potential candidates and expects to announce the appointment of two new independent directors based on a plan approved by the Nasdaq staff.

In addition, the Staff Deficiency Letter stated that the Staff believed that the observation rights with respect to Audit and Compensation Committees accorded to the Ares directors pursuant to its contractual arrangements with WCA would not comply with the independence requirements required under Nasdaq Marketplace Rule 4350(d)(2). On November 2, 2006, WCA submitted resolutions signed by all of the directors of WCA requiring the audit and compensation committees to hold executive sessions at each of their meetings and all votes of such committees to be taken in executive session. As a result of the adoption of such resolutions, the Nasdaq Staff informed WCA that it considered WCA to be in compliance with Nasdaq Marketplace Rules 4350(c)(3) and 4350(d)(2).

ITEM  7.01   REGULATION FD DISCLOSURE

Attached as Exhibit 99.1 is a copy of a press release, dated November 7, 2006, announcing the Staff Deficiency Letter and WCA’s compliance plans.

The information in Item 7.01 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

ITEM  9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

99.1*            Press Release of WCA Waste Corporation dated November 7, 2006

________________________
* This Press Release is being furnished and not filed, pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCA WASTE CORPORATION

Date: November 7, 2006	By:	/s/ Charles A. Casalinova
Charles A. Casalinova Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibits

  99.1*             Press Release of WCA Waste Corporation dated November 7, 2006.

_______________________
*This Press Release is furnished and not filed, pursuant to Regulation FD.